Exhibit 1.1

Execution Version

$400,000,000

$700,000,000

AGCO CORPORATION

5.450% Senior Notes due 2027
5.800% Senior Notes due 2034

guaranteed by
AGCO INTERNATIONAL HOLDINGS B.V.

AGCO INTERNATIONAL GMBH

MASSEY FERGUSON CORP.

THE GSI GROUP, LLC

Underwriting Agreement

March 18, 2024

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Rabo Securities USA, Inc.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Rabo Securities USA, Inc.

245 Park Avenue, 36th Floor

New York, New York 10167

As Representatives of the several Underwriters listed in Schedule I hereto

Ladies and Gentlemen:

AGCO Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $400,000,000 principal amount of its 5.450% Senior Notes due 2027 (the “2027 Notes”) and $700,000,000 principal amount of its 5.800% Senior Notes due 2034 (the “2034 Notes”, and together with the 2027 Notes, the “Notes”, individually and collectively). The Notes will be issued pursuant to an Indenture to be dated as of March 21, 2024 (the “Base Indenture”) among the Company, as issuer, the Guarantors (as defined below), as initial guarantors, and HSBC Bank USA, National Association, as trustee (the “Trustee”), as amended by a First Supplemental Indenture to be dated as of March 21, 2024 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The payment of principal of, premium and interest on each series of Notes will be fully and unconditionally guaranteed to the extent permitted by applicable law and as provided in the Indenture (the “Guarantees”) on an unsubordinated unsecured basis, jointly and severally, by each of AGCO International Holdings B.V., a private company with limited liability organized under the laws of the Netherlands (“AGCO International Holdings”), AGCO International GmbH, a Swiss limited liability company organized under the laws of Switzerland (“AGCO International”), Massey Ferguson Corp., a Delaware corporation (“Massey Ferguson”), and The GSI Group, LLC, a Delaware limited liability company (“GSI”, and together with AGCO International Holdings, AGCO International and Massey Ferguson, collectively, the “Guarantors” and individually, a “Guarantor”). The Notes and the Guarantees thereof are herein collectively referred to as the “Securities”.

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.            Purchase and Sale of the Securities.

(a)            Subject to the conditions set forth herein, the Company agrees to issue and sell the Notes, and the Guarantors agree to issue the Guarantees of the Notes, to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company (a) in the case of the 2027 Notes, the respective principal amount of 2027 Notes set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 99.471% of the principal amount thereof, and (b) in the case of the 2034 Notes, the respective principal amount of 2034 Notes set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 99.080% of the principal amount thereof, in each case, plus accrued interest, if any, from March 21, 2024 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)          The Company and the Guarantors understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Disclosure Package. The Company and the Guarantors acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)           Payment for and delivery of the Securities will be made at the offices of Paul Hastings LLP, 515 South Flower Street, Twenty-Fifth Floor, Los Angeles, California 90071 at 10:00 A.M., New York City time, on March 21, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)           The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in connection with the offer and sale of the Securities. The Company and the Guarantors shall each consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representatives or any Underwriter of the Company, the Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2.            Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to each Underwriter that:

(a)           Registration Statement. The Company meets the requirements for use of Form S-3 under the Securities Act and the Guarantors, pursuant to General Instruction I.D of Form S-3 under the Securities Act, are eligible to use Form S-3; the Company and the Guarantors have prepared and filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405) (File Nos. 333-277740, 333-277740-01, 333-277740-02, 333-277740-03 and 333-277740-04), on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing. The Company filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) a Final Prospectus in accordance with Rules 430B and 424(b) or (2) a Final Prospectus in accordance with Rules 415 and 424(b). The Company, on its own behalf and on behalf of the Guarantors, has included in such Registration Statement, as amended at the Effective Time (as defined herein), all information (other than information permitted to be excluded therefrom pursuant to Rule 430B (“Rule 430B Information”)) required by the Securities Act to be included in such Registration Statement. As filed, the Final Prospectus shall contain all applicable Rule 430B Information, together with all other such information required by the Securities Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Time of the Registration Statement was not earlier than the date three years before the Applicable Time. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Closing Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Securities Act; and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; as of the Effective Time and at the Applicable Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Effective Time and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing with the Commission pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representations or warranties as to (i) the exhibit to the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 6(b) hereof.

(b)           Disclosure Package. The Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package (or any amendments or supplement thereto), based upon and in conformity with information furnished in writing to the Company on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof.

(c)           Free Writing Prospectus. Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 3(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof.

(d)           Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company and the Guarantors or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company and the Guarantors were or are (as the case may be) Well-Known Seasoned Issuers. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(e)           Use of Prospectus. Prior to the execution of this Agreement, the Company and the Guarantors have not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, in each case other than the Preliminary Prospectus and the Issuer Free Writing Prospectuses identified in Schedule II hereto.

(f)           Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company and the Guarantors or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), none of the Company nor any Guarantor was an “ineligible issuer” (as defined in Rule 405).

(g)           Incorporated Documents. The documents incorporated by reference in each of the Disclosure Package, the Final Prospectus and the Registration Statement, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby. To the knowledge of the Company, the consolidated financial statements together with the related schedules and notes of the OneAg Business of Trimble Inc. (“Trimble Ag”), included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of Trimble Ag as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma financial information and the related notes thereto included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement has been prepared in all material respects in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Disclosure Package, the Final Prospectus and the Registration Statement (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clause (i), (ii) and (iii), as otherwise disclosed in the Disclosure Package, the Final Prospectus and the Registration Statement and, except in the case of clause (i) for customary issuances of capital stock upon exercise of compensatory equity awards, routine payments on long-term debt, and routine dividends on capital stock.

(j)            Organization and Good Standing. The Company and each of its subsidiaries, including the Guarantors, have been duly organized and are validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business, if applicable, and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, if applicable, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their respective obligations under this Agreement and the Securities (a “Material Adverse Effect”).

(k)            Capitalization. The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Final Prospectus under the heading “Capitalization”; and all the outstanding equity interests of the Guarantors are directly or indirectly owned by the Company and have been duly authorized and validly issued and are fully paid and non-assessable.

(l)            Due Authorization. The Company and the Guarantors have the full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities, as the case may be (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(m)            The Indenture. The Indenture has been duly authorized by the Company and the Guarantors, and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(n)            The Securities. The Securities have been duly authorized by the Company and the Guarantors, and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o)            Underwriting Agreement. This Agreement has been duly authorized and executed by the Company and the Guarantors and has been delivered by the Company and the Guarantors.

(p)            No Violation or Default. (i) Neither the Company nor any Guarantors is in violation of its charter or by-laws or similar organizational documents; (ii) none of the Company’s other subsidiaries is in violation of its charter or by-laws or similar organizational documents, (iii) neither the Company, any Guarantor, nor any of the Company’s other subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any Guarantor or any of the Company’s other subsidiaries is a party or by which the Company, any Guarantor or any of the Company’s other subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iv) neither the Company, any Guarantor, nor any of the Company’s other subsidiaries in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (iii) and (iv) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)            No Conflicts. The execution and performance by the Company and the Guarantors, and the delivery by the Company and the Guarantors, of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any Guarantor or any of the Company’s other subsidiaries is a party or by which the Company, any Guarantor or any of the Company’s other subsidiaries is bound or to which any of the property or assets of the Company, any Guarantor or any of the Company’s other subsidiaries is subject, result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any Guarantor, (iii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of the Company’s other subsidiaries, or (iv) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i), (iii) and (iv) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution and performance by the Company and the Guarantors and the delivery by the Company and the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Underwriters.

(s)            Independent Accountants. (i) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries, and (ii) to the knowledge of the Company, Ernst & Young LLP, who have certified certain financial statements of Trimble Ag included, or incorporated by reference, in the Disclosure Package, the Final Prospectus and the Registration Statement, are independent public accountants with respect to Trimble Ag, in each case, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)            Investment Company Act. Neither the Company, any Guarantor nor any of the Company’s other subsidiaries is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Disclosure Package, the Final Prospectus and the Registration Statement, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u)            Compliance With Environmental Laws. The Company, any Guarantor and each of the Company’s other subsidiaries, (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries except, in the case of each of (x), (y) and (z) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)            Taxes. The Company, any Guarantor and each of the Company’s other subsidiaries have paid all material federal, state, local and non-U.S. taxes that are due and payable through the date hereof and filed all material tax returns required to be paid or filed through the date hereof or have requested extensions thereof; and except as otherwise disclosed in each of the Disclosure Package, the Final Prospectus and the Registration Statement, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets (except for any such deficiency that is being contested in good faith) and for which appropriate reserves required by U.S. GAAP have been created in the financial statements of the Company).

(w)            Compliance with ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, any Guarantor or any member of their respective “Controlled Groups” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability other than a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no accumulated funding deficiency, whether or not waived, has occurred or is reasonably expected to occur; no such Plan is, or is reasonably expected to be, in “at risk” status within the meaning of Section 430(i)(4)(A) of the Code; no “reportable event” (within the meaning of Section 4043(c) of ERISA for which the thirty day notice has not been waived) has occurred within the past three years or is reasonably expected to occur; and all contributions required to be made with respect to any such Plan have been timely made; and (iv) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions or Pension Benefit Guaranty Corporation premiums, payable in the ordinary course) in respect of a Plan (or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA).

(x)            Disclosure Controls. The Company and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(y)            Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Disclosure Package, the Final Prospectus and the Registration Statement, there are no material weaknesses in the Company’s internal controls.

(z)            No Unlawful Payments. None of the Company, any Guarantor and any of the Company’s other subsidiaries, nor any director, officer or employee of the Company, the Guarantors or the Company’s other subsidiaries, nor, to the knowledge of the Company, any Guarantor and each of the Company’s other subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Company, any Guarantor or any of the Company’s other subsidiaries has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or made, offered, agreed or requested any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(aa)      Compliance with Anti-Money Laundering Laws. The operations of the Company, the Guarantors and the Company’s other subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, any Guarantor or any of the Company’s other subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any Guarantor or any of the Company’s other subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any Guarantor, threatened.

(bb)      No Conflicts with Sanctions Laws. Neither the Company, any Guarantor nor any of the Company’s other subsidiaries, directors, officers or employees, nor, to the knowledge of the Company or any Guarantor, any agent, affiliate or other person acting on behalf of the Company, any Guarantor or any of the Company’s other subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Switzerland, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any Guarantor or any of the Company’s other subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”). Neither the Company nor any Guarantor will, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person that, at the time of such funding, is the subject or target of Sanctions, (ii) to fund any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company, any Guarantor and the Company’s other subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, in any case, in violation of applicable Sanctions.

(cc)      Senior Indebtedness. The Securities constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company or the Guarantors. Upon issuance of the Securities, the Securities and the Guarantees will constitute direct, unsecured, unconditional and unsubordinated debt obligations of the Company and the Guarantors, respectively, and will rank pari passu with all other present and future unsecured and unsubordinated indebtedness of the Company and the Guarantors, respectively, except for such indebtedness which is preferred by operation of bankruptcy or other laws affecting the rights of creditors generally or as otherwise described in the Registration Statement and Disclosure Package.

(dd)      No Restrictions on Dividends. No subsidiary of the Company or any Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any Guarantor, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any Guarantor any loans or advances to such subsidiary from the Company or any Guarantor or from transferring any of such subsidiary’s properties or assets to the Company or any Guarantor or any other subsidiary of the Company or any Guarantor.

(ee)      No Broker’s Fees. None of the Company, any Guarantor and any of the Company’s other subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ff)      No Stabilization. Neither the Company nor any Guarantor has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(gg)      Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Disclosure Package, the Final Prospectus and the Registration Statement will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(hh)      Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii)            Legal Proceedings. Except as disclosed by the Company in its filings with the Commission or as described in each of the Disclosure Package, the Final Prospectus and the Registration Statement, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or by others.

(jj)       No Withholding Tax. All payments to be made by the Company or any Guarantor on or by virtue of the execution delivery, performance or enforcement of this Agreement, under the current laws and regulations of the United States of America, the Netherlands or Switzerland, any political subdivision thereof or any applicable taxing jurisdiction (each, a “Taxing Jurisdiction”), will not be subject to withholding, duties, levies, deductions, charges or other taxes under the current laws and regulations of the Taxing Jurisdiction and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction, provided that (i) such withholding or deduction is not required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), in the form as at the date of this Agreement, and (ii) with respect to the Swiss Guarantor (as defined in Section 10 hereof), Swiss withholding tax may apply as provided in Section 10 hereof.

(kk)      No Stamp Tax. No stamp, issuance, transfer or other similar taxes or duties (“Stamp Taxes”) are payable by or on behalf of the Underwriters in any jurisdiction on (i) the creation, issue or delivery by the Company and any Guarantor of the Securities, (ii) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement, (iii) the resale and delivery by the Underwriters of the Securities contemplated by this Agreement or (iv) the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(ll)       Cybersecurity. (i)(x) Except as disclosed in each of the Disclosure Package, the Final Prospectus and the Registration Statement, there has been no material security breach or other material compromise of or relating to any of the Company’s, any Guarantor’s or the Company’s other subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company, the Guarantors and the Company’s other subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other compromise to their IT Systems and Data; and (ii) the Company, the Guarantors and the Company’s other subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company, the Guarantors and the Company’s other subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(mm)      No Requirement to Qualify to do Business. It is not necessary under the laws of the Netherlands or the laws of Switzerland that any holder of the Securities, or the Underwriters should be licensed, qualified or entitled to carry on business in the Netherlands or Switzerland, (i) to enable any of them to enforce their respective rights under the Transaction Documents or the consummation of the transactions contemplated hereby or thereby or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.

(nn)      No Domicile in the Netherlands or Switzerland. None of the holders of the Securities, the Underwriters or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in the Netherlands or Switzerland on an overall income basis solely by the execution, delivery, performance or enforcement of the Transaction Documents or the issuance or sale of the Securities or solely by virtue of the ownership or transfer of Securities or the receipt of payments on any of the Transaction Documents.

(oo)        Status. The Company is not a “legal entity customer” for the purposes of 31 CFR § 1010.230(e).

(pp)      Choice of Law. The choice of the laws of the State of New York as the governing law of each of the Transaction Documents is a valid choice of law under the laws of the Netherlands and Switzerland and will be honored by the courts of the Netherlands subject to the limitations of the Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations and by the courts of Switzerland, and subject to the discussion under “Enforcement of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Final Prospectus.

(qq)      Submission to Jurisdiction. Subject to the discussion under “Enforcement of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company and each of the Guarantors have the power to submit, and pursuant to Section 13(c) of this Agreement and Section 1616 of the Indenture, have legally, validly, effectively and irrevocably (i) submitted to the non-exclusive jurisdiction of any U.S. federal or New York state court located in the Borough of Manhattan in The City of New York in any suit, action or proceeding against it arising out of or related to the Transaction Documents to which it is a party or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale and delivery of the Securities by the Company and the Guarantees by the Guarantors under or as contemplated by this Agreement and (ii) waived any objection to the venue of a proceeding in any such court; and have the power to designate, appoint and empower, and pursuant to Section 13(c) of this Agreement and Section 1616 of the Indenture, have legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Indenture, as applicable, in any U.S. federal or New York state court located in the Borough of Manhattan in The City of New York.

(rr)      Exchange Controls. No exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in the Netherlands or Switzerland is required for the payment of any amounts payable under the Transaction Documents and all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Transaction Documents; all such payments may be paid in euros or Swiss francs, as the case may be, that may be converted into another currency and freely transferred out of the Netherlands or Switzerland, as applicable, without the necessity of obtaining any governmental authorization in the Netherlands or Switzerland, respectively, or any political subdivision or taxing authority thereof or therein.

(ss)      Sale and Contribution Agreement. (A) The Sale and Contribution Agreement, dated as of September 28, 2023 (the “Sale Agreement”), by and among Trimble Solutions, LLC, a Delaware limited liability company, Trimble Inc., a Delaware corporation (“Trimble”), and the Company, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and (B) to the knowledge of the Company, all of the representations and warranties made by Trimble in the Sale Agreement are true and correct in all material respects (except representations and warranties qualified by “materiality” or “Business Material Adverse Effect” (as defined in the Sale Agreement), which are true and correct in all respects), and the Company has no reason to believe that the Company’s, and has not received notice from Trimble that Trimble’s, conditions to closing of the transactions contemplated by the Sale Agreement will not be satisfied within the timeframe contemplated therein. The Company has not received any notice of termination of the Sale Agreement from Trimble.

3.            Further Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, hereby covenant and agree with each Underwriter that:

(a)            Required Filings. Prior to the termination of the offering of the Securities, neither the Company nor any Guarantor will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object, unless, (i) in the judgment of counsel to the Company, such filing is required by applicable law or (ii) is advisable in furtherance of a Commission request. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430B, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company and the Guarantors will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.

(b)            Final Term Sheet. The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by the Representatives and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)            Delivery of Copies. The Company will furnish or otherwise make available upon request to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(d)            Prospectus, Amendments or Supplements. Before finalizing the Final Prospectus or making or distributing any amendment or supplement to any of the Disclosure Package or the Final Prospectus or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Final Prospectus or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Final Prospectus, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.

(e)            Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Free Writing Prospectus, the Company and the Guarantors will furnish to the Representatives and counsel for the Underwriters a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(f)            Notice to the Representatives. The Company and the Guarantors will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of each series of Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or a Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company and the Guarantors will use their respective reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, will promptly use their reasonable best efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(g)            Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event shall occur or condition shall exist as a result of which any of the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or it is necessary to amend or supplement any of the Disclosure Package to comply with law, the Company and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Underwriters such amendments or supplements to any of the Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Disclosure Package will comply with law.

(h)            Ongoing Compliance of the Final Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading or it is necessary to amend or supplement the Final Prospectus to comply with law, the Company and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Underwriters such amendments or supplements to the Final Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Final Prospectus as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with law.

(i)            Use of Prospectus. The Company and the Guarantors will not, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, in each case other than the Final Prospectus.

(j)            Earnings Statement. As soon as practicable, the Company will make generally available, via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to its security holders and to the Representatives, an earnings statement or statements of the Company and its subsidiaries (which need not be audited), which will satisfy the provisions of Section 11(a) of the Securities Act, including, at the option of the Company, Rule 158, which may be satisfied through the filing with the Commission of reports required under the Exchange Act.

(k)            Blue Sky Compliance. The Company and the Guarantors will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, file any general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(l)            Clear Market. During the period from the date hereof through and including the Closing Date, neither the Company nor any Guarantor will, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any Guarantor and having a tenor of more than one year.

(m)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus under the heading “Use of Proceeds”.

(n)            DTC. The Company and the Guarantors will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(o)            No Stabilization. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q)            Tax Gross-Up. The Company and each of the Guarantors agree with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any Taxing Jurisdiction, unless the Company or any such Guarantor, as the case may be, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or a Guarantor, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder, (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges, (c) current Sections 1471-1474 of the Code (or any amended or successor version), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version) or any intergovernmental agreements, treaties or conventions (or related legislation, rules or official administrative guidance) implementing any of the foregoing, or (d) are imposed under the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), in the form as at the date of this Agreement. The Company and each of the Guarantors, jointly and severally, further agree to indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities, and on the execution, delivery, performance and enforcement of this Agreement.

4.            Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than the Preliminary Prospectus and the Final Prospectus, a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or the Final Prospectus, any written communication listed on Schedule II or prepared pursuant to Section 3(e) above (including any electronic road show), any written communication prepared by such Underwriter and approved by the Company in advance in writing or any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Prospectus or the Final Prospectus.

5.            Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3(b) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)            No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company, the Guarantors or any of the Company’s other subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company, the Guarantors or any of the Company’s other subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)            No Material Adverse Change. No event or condition of a type described in Section 2(i) hereof shall have occurred or shall exist, which event or condition is not described in each of the Disclosure Package (excluding any amendment or supplement thereto) and the Final Prospectus (excluding any amendment or supplement thereto), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Final Prospectus.

(e)            Officers’ Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company and an executive officer of each Guarantor who are satisfactory to the Representatives confirming that such officer has carefully reviewed the Disclosure Package and the Final Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 2(a), 2(b) and 2(c) hereof are true and correct, confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and to the effect set forth in paragraphs (a), (c) and (d) above, without personal liability for the officers providing such certificate.

(f)            Comfort Letters. On the date of this Agreement and on the Closing Date, (i) KPMG LLP shall have furnished to the Representatives, at the request of the Company and the Guarantors, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in each of the Disclosure Package and the Final Prospectus, and (ii) Ernst & Young LLP shall have furnished to the Representatives letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Trimble Ag contained or incorporated by reference in each of the Disclosure Package and the Final Prospectus; provided that, in each case, the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)            Opinions and 10b-5 Statement of Counsel for the Company and the Guarantors. Troutman Pepper Hamilton Sanders LLP, outside U.S. counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company and the Guarantors, its written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)            Opinion of Counsel for the Guarantors. (i) De Brauw Blackstone Westbroek N.V., outside Dutch counsel for AGCO International Holdings, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives; and (ii) Pestalozzi Attorneys at Law Ltd, outside Swiss counsel for AGCO International, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Paul Hastings LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)            Good Standing. The Representatives shall have received (A) on or before the date hereof satisfactory evidence of the good standing as of a recent date of the Company and its U.S. “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X), Massey Ferguson Corp. and The GSI Group, LLC, in their respective jurisdictions of organization, a recent Trade Register extract provided by the Dutch Chamber of Commerce in relation to AGCO International Holdings, and a certified and up to date excerpt from the commercial register relating to AGCO International, and (B) on or on the business day before the Closing Date, satisfactory evidence of the good standing of the Company and its U.S. significant subsidiaries, Massey Ferguson Corp. and The GSI Group, LLC, in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions, a recent Trade Register extract provided by the Dutch Chamber of Commerce in relation to AGCO International Holdings and a certified and up to date excerpt from the commercial register relating to AGCO International. Massey Ferguson Corp. and The GSI Group, LLC are the only U.S. significant subsidiaries of the Company.

(l)            Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6.            Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, agents, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus, any of the other Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b)            Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and each of their respective directors and officers and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company or the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or any amendment thereof, the Preliminary Prospectus, any of the other Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the list of Underwriters and the respective principal amount of Securities to be purchased by such Underwriters, the second and fourth sentences of the third paragraph related to making a market in the Notes, the fifth and sixth paragraphs related to short sales, stabilization transactions, syndicate covering transactions and penalty bids, and the third and fourth sentences of the tenth paragraph, in each case, set forth under the heading “Underwriting.”

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantors from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7.            Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State or relevant European authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Final Prospectus.

8.            Defaulting Underwriter.

(a)            If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Disclosure Package, the Final Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Disclosure Package or the Final Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 8, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

9.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; the costs incident to the preparation and printing of the Registration Statement, the Preliminary Prospectus, any other Disclosure Package, any Issuer Free Writing Prospectus and the Final Prospectus (including any amendment or supplement thereto) and the distribution thereof; the costs of reproducing and distributing each of the Transaction Documents; the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); any fees charged by rating agencies for rating the Securities; the fees and expenses of the trustee, paying agent, transfer agent, any registrar and authenticating agent (including related fees and expenses of any counsel to such parties); all expenses associated with the approval of the Securities for book-entry transfer by DTC; and all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)            If this Agreement is terminated pursuant to Section 7, the Company for any reason fails to tender the Securities for delivery to the Underwriters or the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than clause (iv) of Section 7), the Company and the Guarantors, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

10.            Swiss Guarantor. (a) Notwithstanding any provisions contained herein, if and to the extent obligations assumed by AGCO International or any other person organized under the laws of Switzerland (AGCO International and such other person, each, a “Swiss Guarantor”) becomes liable under this Agreement or any other document related to this Agreement (including but not limited to the guarantee and indemnity provided for in the Indenture) or any other document related to the indenture guarantee, secure or otherwise indemnify obligations of its affiliates other than its (direct or indirect) subsidiaries and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend ((verdeckte) Gewinnausschüttung) by such Swiss Guarantor or would otherwise be restricted under then applicable Swiss law (the “Swiss Restricted Obligations”), the aggregate liability of the Swiss Guarantor for Swiss Restricted Obligations shall be limited at such time to the amount of unrestricted equity capital available for distribution as dividends to the shareholders or quotaholders, respectively, of the Swiss Guarantor presently being the total shareholder/quotaholder equity less the total of (i) the aggregate share capital and (ii) non-distributable statutory reserves, and taking into account (by way of deducting) any upstream or cross-stream loans not granted on arm’s length terms (the “Swiss Available Amount”). The Swiss Available Amount shall be determined on the basis of an audited interim balance sheet of the Swiss Guarantor provided that (1) this limitation shall only apply to the extent it is a requirement under applicable Swiss law at the time the Swiss Guarantor is required to perform under the Swiss Restricted Obligations, and (2) such limitation shall not free the Swiss Guarantor from its obligations in excess of the Swiss Available Amount, but merely postpone the performance date therefore until such times as performance is again permitted.

In respect of Swiss Restricted Obligations, the Swiss Guarantor shall:

(i)            if and to the extent required by applicable law in force at the relevant time (A) subject to any applicable double taxation treaty, deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time) from any payment made by it in respect of Swiss Restricted Obligations; and (B) pay any such deduction to the Swiss Federal Tax Administration;

(ii)            notify the Underwriters that such deduction has been made and on request provide the Trustee with evidence that such a deduction has been paid to the Swiss Federal Tax Administration.

(b)            If and to the extent requested by the Underwriters and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Underwriters to obtain a maximum benefit under this Agreement, or any other document related to this Agreement , the Swiss Guarantor shall, and any holding company of the Swiss Guarantor being a party to this Agreement shall procure that the Swiss Guarantor will, promptly implement all such measures and/or to promptly procure the fulfillment of all prerequisites allowing it to promptly make the requested payment(s) hereunder from time to time, including the following:

(i)            preparation of an up-to-date audited balance sheet of the Swiss Guarantor;

(ii)            confirmation of the auditors of the Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable profits;

(iii)            approval by a quotaholders’ meeting of the Swiss Guarantor of the (resulting) profit distribution;

(iv)            if the enforcement of Swiss Restricted Obligations would be limited due to the effects referred to in this Section 10, then the Swiss Guarantor shall, to the extent permitted by applicable law, write up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the Swiss Guarantor’s business (nicht betriebsnotwendig) and/or convert restricted reserves into freely available reserves (to the extent permissible under applicable laws); and

(v)            all such other measures necessary or useful to allow the Swiss Guarantor to make the payments and perform the obligations agreed hereunder with a minimum of limitations.

11.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Company, the Guarantors or any Underwriters any person controlling any Underwriter or any affiliate of any Underwriter or (iii) acceptance of and payment for any of the Securities.

13.            Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the following terms shall have the meanings indicated.

“Applicable Time” shall mean 3:50 p.m. (Eastern time) on March 18, 2024, which is the time identified to us by the Underwriters as the time of first sale of Securities to the investors.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean, (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses identified in Part A of Schedule II hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above, which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 430C,” “Rule 433,” “Rule 456” and “Rule 457” refer to such rules under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

14.            Miscellaneous.

(a)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attn: Investment Banking Division (fax: (212) 507-8999); c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (Facsimile (212) 834-6081), Attention: Investment Grade Syndicate Desk; c/o Rabo Securities USA, Inc., 245 Park Avenue, 36th Floor, New York, New York 10167; Attention: Debt Capital Markets. Notices to the Company shall be given to the Company at 4205 River Green Parkway, Duluth, Georgia 30096 (tel: (770) 813-9200, Email: roger.batkin@agcocorp.com; Attention: Roger N. Batkin, Senior Vice President, General Counsel and Corporate Secretary.

(b)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)            Submission to Jurisdiction. The Company and the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Guarantors, as applicable, and may be enforced in any court to the jurisdiction of which the Company and the Guarantors, as applicable, is subject by a suit upon such judgment, to the extent permitted by law. Each of the Guarantors irrevocably appoints Corporation Service Company, located at 19 West 44th Street, Suite 200, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to such Guarantor by the person serving the same to the address provided in this Section 14, shall be deemed in every respect effective service of process upon such Guarantor in any such suit or proceeding. Each of the Guarantors hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)            Waiver of Immunity. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from (i) the jurisdiction of any court of (a) the Netherlands, or any political subdivision thereof, in the case of AGCO International Holdings, (b) Switzerland, or any political subdivision thereof, in the case of AGCO International, (c) the United States or the State of New York or (d) any jurisdiction in which the Company or any Guarantor owns or leases property or assets or (ii) any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(e)            USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(f)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(j)            Judgment Currency. The Company and each of the Guarantors, jointly and severally, agree to indemnify each Underwriter, its directors, officers, Affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

15.            Recognition of U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AGCO Corporation, as the Company

/s/ Damon Audia
Damon Audia
Senior Vice President & Chief Financial Officer

AGCO International Holdings B.V., as Guarantor

/s/ Roger N. Batkin
Roger N. Batkin
Managing Director

/s/ Adam C. Frost
Adam C. Frost
Managing Director

AGCO International GmbH, as Guarantor

/s/ Frederic Devienne
Frederic Devienne
Managing Officer

Massey Ferguson Corp., as Guarantor

/s/ Todd A. Wear
Todd A. Wear
President

The GSI Group, LLC, as Guarantor

By:	/s/ Robert Crain
Robert Crain
President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted on the date first written above

Morgan Stanley & Co. LLC

By:	/s/Jason C. Passafuime
Name:	Jason Passafuime
Title:	Morgan Stanley

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

Rabo Securities USA Inc.

By:	/s/ Jan Hendrik de Graaff	By:	/s/ Mehdi Manii
Name:	Jan Hendrik de Graaff	Name:	Mehdi Manii
Title:	Managing Director	Title:	Executive Director

SCHEDULE I

Underwriters	Principal Amount of 2027 Notes to be Purchased	Principal Amount of 2034 Notes to be Purchased
Morgan Stanley & Co. LLC	$160,000,000	$280,000,000
J.P. Morgan Securities LLC	52,000,000	91,000,000
Rabo Securities USA Inc.	52,000,000	91,000,000
BofA Securities, Inc.	24,000,000	42,000,000
BNP Paribas Securities Corp.	24,000,000	42,000,000
MUFG Securities Americas Inc.	24,000,000	42,000,000
Truist Securities, Inc.	24,000,000	42,000,000
BMO Capital Markets Corp.	8,000,000	14,000,000
HSBC Securities (USA) Inc.	8,000,000	14,000,000
PNC Capital Markets LLC	8,000,000	14,000,000
TD Securities (USA) LLC	8,000,000	14,000,000
UniCredit Capital Markets LLC	8,000,000	14,000,000
Total	$400,000,000	$700,000,000

SCHEDULE II

PART A

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

The final term sheet prepared and filed pursuant to Section 3(b) of the Agreement.

PART B

Schedule of Issuer Free Writing Prospectuses not included in the Disclosure Package

Investor Presentation dated March 2024